Exhibit 99.B(d)(2)

SCHEDULE A

TO THE

INVESTMENT ADVISORY AGREEMENT

BETWEEN

SEI EXCHANGE TRADED FUNDS

AND

SEI INVESTMENTS MANAGEMENT CORPORATION

AS OF MARCH 30, 2022 AS AMENDED JULY 31, 2024, AUGUST 15, 2025

AND MARCH 9, 2026

SEI Enhanced U.S. Large Cap Quality Factor ETF

SEI Enhanced U.S. Large Cap Momentum Factor ETF

SEI Enhanced U.S. Large Cap Value Factor ETF

SEI Enhanced Low Volatility U.S. Large Cap ETF

SEI Select Small Cap ETF

SEI Select International Equity ETF

SEI Select Emerging Markets Equity ETF

SEI DBi Multi-Strategy Alternative ETF

SEI QiM U.S. Equity Factor Allocation Active ETF

SCHEDULE B

TO THE

INVESTMENT ADVISORY AGREEMENT

BETWEEN

SEI EXCHANGE TRADED FUNDS

AND

SEI INVESTMENTS MANAGEMENT CORPORATION

AS OF MARCH 30, 2022 AS AMENDED JULY 31, 2024, AUGUST 15, 2025

AND MARCH 9, 2026

Pursuant to Article 4, the Trust shall pay the Adviser compensation at an annual rate as follows:

SEI Enhanced U.S. Large Cap Quality Factor ETF	0.15%
SEI Enhanced U.S. Large Cap Momentum Factor ETF	0.15%
SEI Enhanced U.S. Large Cap Value Factor ETF	0.15%
SEI Enhanced Low Volatility U.S. Large Cap ETF	0.15%
SEI Select Small Cap ETF	0.55%
SEI Select International Equity ETF	0.50%
SEI Select Emerging Markets Equity ETF	0.60%
SEI DBi Multi-Strategy Alternative Fund	0.80%
SEI QiM U.S. Equity Factor Allocation Active ETF	0.30%

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

SEI EXCHANGE TRADED FUNDS	SEI INVESTMENTS MANAGEMENT CORPORATION

By:	/s/ Stephen Macrae	By:	/s/ James Smigiel

Name:	Stephen Macrae	Name:	James Smigiel

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